UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2016

Western Digital Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08703	33-0956711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3355 Michelson Drive, Suite 100 Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

(949) 672-7000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Amendment to Additional Bridge Facility

On May 12, 2016, Western Digital Corporation and Western Digital Technologies, Inc. had entered into a bridge loan agreement (the “Bridge Loan Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, the lenders from time to time party thereto and the other loan parties party thereto, providing for $3.0 billion in aggregate principal amount of senior secured bridge loans. On June 9, 2016, Western Digital Corporation and Western Digital Technologies, Inc. entered into an amendment agreement (“Amendment No. 1”) to the Bridge Loan Agreement to extend the maturity date of the loans from 45 days to 75 days after May 12, 2016.

The foregoing description of Amendment No. 1 is not intended to be complete and is qualified in its entirety by reference to Amendment No. 1, a copy of which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 1, dated as of June 9, 2016, by and among Western Digital Technologies, Inc., Western Digital Corporation, JPMorgan Chase Bank, N.A., as administrative agent, the lenders party thereto and the other loan parties party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Western Digital Corporation

Date: June 10, 2016	By:	/s/ Michael C. Ray
Michael C. Ray Executive Vice President, Chief Legal Officer and Secretary

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